UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On June 14, 2018, Equity Residential (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders were asked to consider and vote upon the proposals described in the Company’s Proxy Statement for the Annual Meeting (the “Proxy Statement”). The final voting results for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1 – Election of Trustees

All eleven of the nominees for Trustees were elected to serve for a one-year term which expires at the Company’s 2019 annual meeting of shareholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	For	Withheld
Charles L. Atwood	320,869,909	6,198,168
Linda Walker Bynoe	311,800,243	15,267,834
Connie K. Duckworth	323,106,044	3,962,033
Mary Kay Haben	322,561,575	4,506,502
Bradley A. Keywell	324,859,476	2,208,601
John E. Neal	320,628,250	6,439,827
David J. Neithercut	324,991,845	2,076,232
Mark S. Shapiro	314,650,221	12,417,856
Gerald A. Spector	314,747,031	12,321,046
Stephen E. Sterrett	323,135,316	3,932,761
Samuel Zell	286,957,044	40,111,033

There were 9,451,761 broker non-votes with respect to Proposal 1.

Proposal 2 – Ratification of Independent Auditor for 2018

The selection of Ernst & Young LLP as the Company’s independent auditor for 2018 was ratified by the shareholders, by the votes set forth below.

For	332,623,508
Against	3,807,386
Abstain	88,944

Proposal 3 – Advisory Approval of Executive Compensation

The shareholders approved, on an advisory basis, the executive compensation in the Proxy Statement, by the votes set forth below.

For	298,622,762
Against	28,198,171
Abstain	247,144
Broker Non-Votes	9,451,761

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: June 15, 2018	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Its:	Executive Vice President and General Counsel